Exhibit 10.26

LOCK-UP AGREEMENT

Aptorum Group Limited

17th Floor, Guangdong Investment Tower

148 Connaught Road

Central, Hong Kong
Attention: Mr. Ian Huen, Executive Director & CEO

Ladies and Gentlemen:

The undersigned, an owner of Series A Convertible Promissory Notes (the “Notes”) of Aptorum Group Limited, a Cayman Islands company (the “Company”), convertible into shares (the “Convertible Shares”) of Class A ordinary share of the Company with a nominal or par value of USD$1.00 each (the “Class A Shares”), understands that the Company proposes to file with the U.S. Securities and Exchange Commission a registration statement for the registration of certain securities of the Company (the “Registration Statement”) in connection with a proposed initial public offering of such securities (the “Offering”). The undersigned further understands that Boustead Securities, LLC (the “Underwriter”) is the proposed underwriter for the Offering.

In order to induce the Underwriter to proceed with the Offering, the undersigned agrees, for the benefit of the Company and the Underwriter, that should the Offering become effective, the undersigned will not, without the Underwriter’s prior written consent (and, if required by applicable state blue sky laws, the securities commissions in any such states), offer, sell, assign, hypothecate, pledge, transfer or otherwise dispose of, directly or indirectly, any of the abovementioned securities, or any Convertible Shares issued in connection with the conversion of such securities, or by reason of any stock split or other distribution of stock, or grant of options, warrants or other rights with respect to any such options (collectively, the “Securities”), during the six-month period commencing on the date of the commencement of trading on a U.S. national securities exchange of the Company’s securities to be issued in the Offering) (the “Effective Date”); provided that the foregoing shall not apply to (i) Securities acquired by the undersigned in the Offering or Securities acquired by the undersigned in the after-market after the Effective Date; and (ii) the transfer without consideration to family members or a trust established for their benefit in connection with which the proposed transferee agrees in writing to be bound by all of the provisions of this agreement prior to the consummation of such transfer. The undersigned further agrees that if it transfers any part or whole of the Note pursuant to the terms herein, it shall provide the Company with a copy of this agreement signed by the transferee at the time of the transfer.

Furthermore, the undersigned will permit all certificates evidencing any such Securities to be endorsed with an appropriate restrictive legend reflecting the terms of this agreement, and consents to the placement of appropriate stop transfer orders with the transfer agent for the Company. A copy of this agreement will be available from the Company or the Company’s transfer agent upon request and without charge. The terms and conditions of this agreement can be modified (including premature termination of this agreement) only with the prior written consent of the Underwriter.

Dated: May 15, 2018

By:
Signature